Exhibit 99.1

Disclosures Regarding Open Text

The following chart provides unaudited financial data for the last twelve months (“LTM”) ended September 30, 2021 for Open Text Corporation and its consolidated subsidiaries (“OpenText” or the “Company”).

LTM Ended September 30, 2021
In thousands	(unaudited)
Revenue	$3,414,410
Net income attributable to OpenText	$339,211
EBITDA (1)	$1,341,365
EBITDA Margin (1) (2)	39.3%
Adjusted EBITDA (1)	$1,296,047
Adjusted EBITDA Margin (1)(3)	38.0%
Net cash provided by operating activities	$831,885

The following chart provides unaudited financial measures, certain of which are not calculated in accordance with U.S. GAAP (“Non-GAAP”) for OpenText.

	Fiscal Year Ended June 30,			Three Months Ended September 30,
In thousands	2019	2020	2021	2020	2021
Other Financial Data (unaudited):
EBITDA (1)	$1,047,958	$1,006,174	$1,322,750	$320,242	$338,857
EBITDA Margin (1)(2)	36.5%	32.4%	39.1%	39.8%	40.7%
Adjusted EBITDA (1)	$1,100,291	$1,148,080	$1,315,033	$342,339	$323,353
Adjusted EBITDA Margin (1)(3)	38.4%	36.9%	38.8%	42.6%	38.9%

(1)

In addition to those Non-GAAP measures included, and reconciled, in OpenText’s reports filed under the Securities Exchange Act of 1934, as amended, this disclosure contains the following Non-GAAP financial measures: earnings (loss) before interest, taxes, depreciation and amortization (“EBITDA”); Adjusted EBITDA (“Adjusted EBITDA”), which further adjusts EBITDA to exclude share-based compensation, other income (expense), net and special charges (recoveries) related to restructurings and acquisitions; and EBITDA Margin and Adjusted EBITDA Margin which are calculated as EBITDA or Adjusted EBITDA, as applicable, divided by revenues as determined in accordance with U.S. GAAP.

(2)	EBITDA Margin is calculated as EBITDA divided by revenues as determined in accordance with U.S. GAAP.

(3)	Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by revenues as determined in accordance with U.S. GAAP.

This disclosure provides reconciliations of these measures to the most directly comparable measure under U.S. GAAP. OpenText believes that EBITDA, Adjusted EBITDA, EBITDA Margin and Adjusted EBITDA Margin improve comparability from period to period by excluding the distorting effect of certain non-operational charges. The use of the term “non-operational charge” is defined for this purpose as an expense that does not impact the ongoing operating decisions taken by the Company’s management. OpenText believes that EBITDA, Adjusted EBITDA, EBITDA Margin and Adjusted EBITDA Margin are measures widely used by securities analysts, investors and others to evaluate the financial performance of companies in OpenText’s industry. Other companies may calculate EBITDA, Adjusted EBITDA, EBITDA Margin and Adjusted EBITDA Margin differently, and, therefore, OpenText’s measures may not be comparable to similarly titled measures of other companies. EBITDA, Adjusted EBITDA, EBITDA Margin and Adjusted EBITDA Margin are not measures of financial performance or liquidity under U.S. GAAP and should not be considered in isolation or as an alternative to net income, cash flows from operating activities and other measures determined in accordance with U.S. GAAP. Items excluded from EBITDA and Adjusted EBITDA, as noted in the above and in the following table, are significant and necessary components of the operations of OpenText’s business. Given the foregoing limitations, EBITDA, Adjusted EBITDA, EBITDA Margin and Adjusted EBITDA Margin should only be used as supplemental measures of OpenText’s operating performance.

The following chart provides unaudited reconciliations of EBITDA and Adjusted EBITDA to net income attributable to OpenText for the following periods presented:

	Fiscal Year Ended June 30,			Three Months Ended September 30,		LTM Ended September 30,
	2019	2020	2021	2020	2021	2021
(In thousands)
Net income attributable to OpenText	$285,501	$234,225	$310,672	$103,376	$131,915	$339,211
Add:
Income tax	154,937	110,837	339,906	42,744	43,450	340,612
Interest expense, net	136,592	146,378	151,567	39,089	37,055	149,533
Amortization of intangible assets	373,212	425,276	435,340	113,030	105,051	427,361
Depreciation	97,716	89,458	85,265	22,003	21,386	84,648

EBITDA	$1,047,958	$1,006,174	$1,322,750	$320,242	$338,857	$1,341,365
Add:
Share-based compensation	26,770	29,532	51,969	11,736	13,934	54,167
Special charges(a)	35,719	100,428	1,748	13,244	344	(11,152)
Other expense (income), net	(10,156)	11,946	(61,434)	(2,883)	(29,782)	(88,333)

Adjusted EBITDA	$1,100,291	$1,148,080	$1,315,033	$342,339	$323,353	$1,296,047

(a)

See the note entitled “Special Charges (Recoveries)” to OpenText’s audited consolidated financial statements and OpenText’s unaudited condensed consolidated financial statements for the periods presented.